Exhibit 10.1

NOTE PURCHASE AND SALE AGREEMENT

by and between

ASPEN AEROGELS, INC.

and

WOOD RIVER CAPITAL, LLC

Dated as of August 19, 2024

NOTE PURCHASE AND SALE AGREEMENT

This NOTE PURCHASE AND SALE AGREEMENT (as amended or restated from time to time, this “Agreement”), dated as of August 19, 2024, is made by and between Aspen Aerogels, Inc., a Delaware corporation (the “Company”), and Wood River Capital, LLC, a Delaware limited liability company (the “Noteholder”). The signatories to this Agreement are collectively referred to as the “Parties” and individually as a “Party”. Terms not defined herein shall have the meaning given to them in that certain Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, Noteholder is the holder of $123,937,608 in aggregate capitalized principal amount (as capitalized through the June 30, 2024 Interest PIK Date (as defined in the Indenture)) of the Convertible Senior PIK Toggle Notes due 2027, dated February 18, 2022, as amended by Amendment No. 1 to Convertible Senior PIK Toggle Notes due 2027, dated November 28, 2022 (as so amended, the “Note”) issued by the Company pursuant to that certain Note Purchase Agreement, dated as of February 15, 2022, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated November 28, 2022 (together, the “Note Purchase Agreement”);

WHEREAS, Noteholder desires to (a) sell, assign and transfer to the Company the Note in its entirety and (b) have all rights and obligations (monetary or otherwise), covenants and agreements under the Note and the Note Purchase Agreement satisfied and discharged, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to consummate the transaction contemplated this Agreement; and

WHEREAS, the Company desires to (a) repurchase the Note in its entirety and (b) have all rights and obligations (monetary or otherwise), covenants and agreements under the Note and the Note Purchase Agreement satisfied and discharged, upon terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF NOTE

1.1 Purchase and Sale of Note. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined herein), Noteholder shall sell, assign, convey, transfer and deliver to the Company, and the Company shall purchase and accept from Noteholder, all of Noteholder’s right, title and interest in, to and under the Note for an amount in cash equal to the Closing Payment Amount (as defined below), which purchase shall be free and clear of any liens and encumbrances. At the Closing, the Noteholder’s and the Company’s respective rights, duties and obligations in connection with the Note, including under the Note Purchase Agreement, shall be terminated in full, and any claim in respect thereof shall be waived.

1.2 Purchase Price.

(a) The aggregate purchase price for the Note shall be $150,028,886 in cash, which shall be payable without any withholding or deduction (the “Closing Payment Amount”).

1.3 Closing. The closing of the sale and purchase of the Note (the “Closing”) will take place remotely via electronic exchange of documents and signatures, at 9:00 a.m., Eastern Time, on the date of this Agreement following all of the conditions to settlement specified herein being satisfied or waived, or at such other time as the Company and Noteholder shall agree in writing (the “Closing Date”).

1.4 Deliveries at Closing. At the Closing, upon satisfaction or waiver of the conditions set forth in Article 5 hereof:

(a) The Company shall pay the Closing Payment Amount to Noteholder by wire transfer of immediately available funds pursuant to the instructions delivered by Noteholder to the Company prior to the Closing Date;

(b) The Company shall cancel the Note and record such cancellation in the Company’s note register;

(c) Noteholder shall deliver to the Company an Assignment and Transfer document, in the form attached as Attachment 3 to the Note, duly executed by Noteholder or its applicable affiliates party thereto (the “Assignment and Transfer Document”), provided that no signature guarantee shall be required for such Assignment and Transfer;

(d) Each of the Noteholder and the Company shall deliver to the other Party a duly executed cross receipt for the Note and the Closing Payment Amount; and

(e) Noteholder shall deliver to the Company a duly completed IRS Form W-9.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Noteholder. Noteholder hereby represents and warrants to the Company that:

(a) Authorization. Noteholder is a limited liability company, duly organized, and validly existing in good standing under the laws of the State of Delaware. Noteholder has the requisite power and authority to enter into, execute and deliver this Agreement and the Assignment and Transfer Document and to perform all of the obligations to be performed by it hereunder and thereunder. This Agreement and the Assignment and Transfer Document have been or, when executed and delivered, will be duly authorized, executed and delivered by it, and constitute or, when executed and delivered, will constitute a valid and binding obligation of Noteholder, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(b) Title to Note. Upon the Noteholder’s delivery of the Note to the Company at the Closing against payment of the Closing Payment Amount, the Company will acquire good, marketable and unencumbered title to such Note, free and clear of all liens and encumbrances.

(c) No Conflicts. The execution and delivery of this Agreement and the Assignment and Transfer Document and the performance or consummation of the transaction contemplated hereby by Noteholder do not conflict with, result in a breach or violation of, or result in the creation of a lien or encumbrance on the Note owned by Noteholder under the terms or provisions of (i) its organizational documents, (ii) any contract binding upon the Noteholder, or (iii) any law, statute, order, rule or regulation of any Governmental Entity having jurisdiction over Noteholder or its property, except, in the case of either clause (ii) or (iii), for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect or delay the consummation of the transactions contemplated by this Agreement.

(d) Lost Note. The Noteholder has made or caused to be made a diligent search for the physical Note certificate and has been unable to find or recover such Note certificate, and the Note certificate has been lost, mislaid, stolen or destroyed and cannot now be reproduced. To the Noteholder’s knowledge, no claim or right, like or interest, adverse to the Noteholder, in or to the Note, has been made or advanced by any person.

(e) Certain Conduct. Noteholder has not (i) sold, assigned, transferred, delivered or otherwise disposed of all or any portion of the Note held by Noteholder, (ii) converted, exchanged or redeemed all or any portion of the Note, or (iii) agreed to do any of the foregoing.

(f) Broker’s Fee; No Public Offering. No Person acting on behalf of Noteholder or under the authority of Noteholder shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transaction contemplated hereby.

(g) Adequate Information; No Reliance; No Pressure. The Noteholder acknowledges and agrees that (i) it has had the opportunity to access all materials, if any, it considers relevant to making an investment decision to enter into the Agreement and has had the opportunity to review (and has carefully reviewed) (A) the Company’s filings and submissions with the Securities and Exchange Commission (“SEC”), including, without limitation, all information filed or furnished to the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the SEC’s EDGAR filing system (including the exhibits thereto), and (B) this Agreement, (ii) it has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Agreement and to make an informed decision with respect to the Agreement, (iii) it is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to the transacting in securities representing an investment decision like that involved in the sale of the Note, has the ability to bear the economic risks of transacting in securities, including the Note, (iv) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or any representatives or any other entity or person, except for the representations and warranties made by the Company in this Agreement, (v) it had a sufficient amount of time to consider whether to participate in the Agreement and that the Company has not placed any pressure on it to respond to the opportunity to participate in the Agreement and (vi) the terms of the Agreement are the result of bilateral negotiations between the parties, and the Noteholder was given a meaningful opportunity to negotiate the terms of the Agreement.

(h) Material Non-Public Information. The Noteholder acknowledges that the Company may be in possession of material non-public information regarding the Company and its subsidiaries (the “Excluded Information”), and the Noteholder acknowledges such non-disclosure. The Noteholder acknowledges that the Excluded Information may impact the value of the Note and such Excluded Information may be adverse to the Noteholder. The Noteholder understands, based on its experience, the disadvantage to which the Noteholder is subject due to the disparity of information between the Company and the Noteholder. Notwithstanding such disparity, the Noteholder has deemed it appropriate to enter into this Agreement and to consummate the sale of the Note. The Noteholder hereby releases each of the Company and its officers, directors, partners, managers, employees and agents and waives any and all claims it may have or may hereafter acquire against any thereof relating to any failure to disclose any Excluded Information or other non-public information in connection with the transactions contemplated by this Agreement.

(i) Further Action. The Noteholder agrees that the Noteholder shall promptly execute and deliver such further agreements and instruments and take such further actions, as the Company may reasonably request in order to carry out the purposes and intent of this Agreement.

(j) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.1 and/or Section 3 hereof, neither Noteholder nor any other Person (other than the Company) has made any other express or implied representation or warranty with respect to, or otherwise in connection with, the Note, Noteholder, the Company or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the proposed transaction, and Noteholder disclaims any other representations or warranties, whether made by Noteholder, any Affiliate of Noteholder or any of Noteholder’s or its Affiliates’ respective representatives.

2.2 Representations and Warranties of The Company. The Company hereby represents and warrants to Noteholder that:

(a) Authorization. The Company is an entity duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to enter into, execute and deliver this Agreement and the transfer documents, if any, and to perform all of the obligations to be performed by it hereunder and thereunder. This Agreement and the Assignment and Transfer Document have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company. This Agreement and the transfer documents, if any, to which the Company is a party, constitute or when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. To the Company’s knowledge, no Change of Control of the Company has occurred since the date the Note was issued.

(b) No Conflicts. The execution and delivery of this Agreement and transfer documents, if any, to which the Company is a party and the performance or consummation of the transaction contemplated hereby by the Company do not (i) conflict with or result in a breach or violation of the terms or provisions of the Company’s organizational documents, (ii) result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound, or (iii) conflict with or result in a breach or violation of the terms or provisions of any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity having jurisdiction over the Company or its property, except (x) in each case, to the extent that such conflicts, violations, defaults or accelerations would not, individually or in the aggregate, materially hinder, delay or impair the performance of its obligations under this Agreement and the transfer documents, if any, and (y) in the case of clause (ii) or (iii), for such conflicts, violations, defaults and accelerations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the transfer documents, if any, to which it is a party and the performance by the Company of its obligations hereunder and thereunder will not require any registration, filing (other than as may be required by the Exchange Act), consent or approval under any law, rule, regulation, judgment, order, writ, decree, permit or license, or any consent or approval of any other party to the Company’s constituent documents, or any other contract, agreement, instrument, commitment or restriction binding upon the Company.

(c) Sufficient Funds. At and immediately prior to the Closing, the Company will have cash in excess of the Closing Payment Amount.

(d) Broker’s Fee. No Person acting on behalf of the Company or under the authority of the Company shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transaction contemplated hereby.

(e) No Resale. The Company’s purchase of the Note is for its own account and not with a view to the distribution or resale thereof.

(f) No Other Representations or Warranties.

(i) Except for the representations and warranties contained in this Section 2.2 and/or Section 3 hereof, the Company has not made any other express or implied representation or warranty with respect to, or otherwise in connection with, the Note, the Company, Noteholder or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transaction contemplated hereby, and the Company disclaims any other representations or warranties, whether made by the Company, any Affiliate of the Company or any of the Company’s or its Affiliates’ respective representatives.

ARTICLE 3

COVENANTS

3.1 Tax Matters. Noteholder and the Company shall cooperate with each other in good faith in connection with taxes with respect to the transaction contemplated hereby, using commercially reasonable efforts to obtain any certificate or other document from any governmental entity as may be necessary to mitigate, reduce or eliminate any withholding or deduction in respect of any tax that could be imposed with respect to the transaction contemplated hereby. The Company shall not deduct and withhold from any amounts payable to Noteholder provided that the Noteholder delivers an IRS Form W-9 to the Company as required by Section 1.4(e).

3.2 Due Diligence Cooperation. Until the Closing Date, the Company shall, upon reasonable notice from Noteholder, use commercially reasonable efforts in good faith to respond to diligence requests from Noteholder, including by answering reasonable due diligence information requests.

3.3 Registration Statement. Following the Closing Date, the Company shall (i) maintain the effectiveness of that certain registration statement on Form S-3 (333-279072) until such date as Noteholder has not been an affiliate (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company during the three months preceding such date, (ii) during the period referred to in clause (i), at the request of the Noteholder, file a prospectus supplement in respect of such registration statement to remove references to the shares of common stock issuable upon conversion of the Note thereunder, provided that the Company shall not be required to make such filing during the Lock-Up Period (as defined below), and (iii) following the period referred to in clause (i), upon the request of the Noteholder, take such action as Noteholder may reasonably request to remove restrictive legends, if any, from shares of Common Stock held by Noteholder.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1 Consent. The Noteholder, by execution and delivery of this Agreement, consents and agrees that, notwithstanding anything to the contrary in the Note Purchase Agreement, including Section 4.11 of the Note Purchase Agreement, the closing and funding of a debt facility by the Company (including the incurrence of any indebtedness by the Company and the granting of any liens by the Company in connection therewith), the proceeds of which shall be used, in part, to purchase the Note by the Company from the Noteholder, shall be deemed permitted for all purposes under the Note Purchase Agreement and the Note.

4.2 Lock-Up. During the Lock-Up Period (as defined below), the Noteholder will not, and will not cause or direct any of its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.00001 per share, of the Company (“Common Stock”), or any securities convertible into, or exercisable for, Common Stock (collectively, “Lock-Up Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction) that transfers, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Company or (iii) publicly announce any intention to engage in or cause any transaction or arrangement described in clause (i) or (ii) above.

Notwithstanding the foregoing, the restrictions in the preceding paragraph shall not apply to: (a) the sale of the Notes pursuant to this Agreement; (b) any transfer or other disposition of shares of Common Stock acquired in open market transactions after the date of this Agreement; (c) any transfer or other disposition of shares of Common Stock (1) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Noteholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Noteholder or affiliates of the Noteholder or (2) as part of a distribution, transfer or other disposition by the Noteholder to its stockholders, partners, members or other equity holders (the persons identified in clauses (1) and (2), “Affiliate Transferees”), provided that (i) the obligations under this Section 4.2 shall apply to the Affiliate Transferees and (ii) any filing or report required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall clearly indicate in the footnotes thereto the circumstances of such transfer or disposition and that the Affiliate Transferees have agreed to be bound by the terms of this Section 4.2; and (d) any transfer or other disposition of shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made or applicable to all holders of the Company’s capital stock the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company or the surviving entity.

The “Lock-Up Period” refers to the period commencing at the Closing and ending on the earlier to occur of (i) 5:30 p.m. (Eastern Time) on the 180th day after the Closing Date and (ii) the consummation of the first sale of equity securities or equity-linked securities by the Company following the Closing Date in any capital raising transaction.

ARTICLE 5

CONDITIONS TO SETTLEMENT

5.1 Mutual Conditions. The respective obligations of Noteholder and the Company to effect the Closing are subject to the terms and conditions contained herein.

5.2 Conditions to the Obligation of The Company. The obligation of the Company to effect the Closing is subject to the satisfaction or waiver by the Company of the following conditions:

(a) The representations and warranties of Noteholder contained in this Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality shall be true and correct on and as of the Closing Date with the same force and effect as if expressly made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) except as set forth in clause (iii), to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the Closing Date with the same force and effect as if expressly made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) in clauses 2.1(a), (b) and (c)(i) shall be true and correct on and as of the Closing Date with the same force and effect as if expressly made on and as of the Closing Date; and

(b) Noteholder shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

5.3 Conditions to the Obligation of Noteholder. The obligation of Noteholder to effect the Closing is subject to the satisfaction or waiver by Noteholder of the following conditions:

(a) The representations and warranties of the Company contained in this Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality shall be true and correct on and as of the Closing Date with the same force and effect as if expressly made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) except as set forth in clause (iii), to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the Closing Date with the same force and effect as if expressly made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (iii) in clauses 2.2(a), 2.2(b)(i) and 2.2(c) shall be true and correct on and as of the Closing Date with the same force and effect as if expressly made on and as of the Closing Date; and

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

ARTICLE 6

TERMINATION

6.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual agreement of Noteholder and the Company;

(b) by Noteholder if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date hereof, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.3 and (ii) is not curable or, if curable, is not cured within five (5) days after written notice thereof is given by Noteholder to the Company; or

(c) by the Company if Noteholder shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date hereof, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.2, and (ii) is not curable or, if curable, is not cured within five (5) days after written notice thereof is given by the Company to Noteholder; or

(d) if the Closing does not occur on or prior to August 30, 2024, this Agreement shall automatically terminate.

6.2 Effect of Termination. If this Agreement is terminated as permitted by Section 6.1:

(a) no Party shall have any further duties or obligations arising under this Agreement after the date of such termination; provided, however, that no such termination shall relieve any Party of any liability or damages to the other Party resulting from any breach or default under this Agreement prior to such termination; and

(b) The Company shall return to Noteholder all documents, work papers and other material of Noteholder relating to the transaction contemplated hereby, whether obtained before or after the execution hereof or certify that such documents have been destroyed.

ARTICLE 7

OTHER MATTERS

7.1 Waiver, Amendment. Any provision of this Agreement may be amended or waived, but only if the amendment or waiver is in writing and signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party that would have benefited by the provision had it not been waived.

7.2 Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by a Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.

7.3 Survival of Representations and Warranties. The representations and warranties made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

7.4 Mutual Release. From and after the Closing Date, upon the terms and subject to the conditions set forth herein:

(a) Noteholder, on behalf of itself and its affiliates, hereby expressly, unconditionally and irrevocably waives, discharges, settles, acquits, compromises and releases any and all claims the Noteholder or its affiliates (or any entity for which Noteholder is acting as a duly authorized fiduciary) has, had, may have had or may have against the Company as of the Closing, other than claims arising under this Agreement; provided further, that this Section 7.4(a) shall be subject to and effective upon the occurrence of the Closing.

(b) The Company, on behalf of itself and its affiliates, hereby expressly, unconditionally and irrevocably waives, discharges, settles, acquits, compromises and releases any and all claims the Company or its affiliates (or any entity for which the Company is acting as a duly authorized fiduciary) has, had, may have had or may have against any Noteholder as of the Closing, other than claims arising under this Agreement; provided, however, that this Section 7.4(b) shall be subject to and effective upon the occurrence of the Closing.

7.5 Expenses. Each of the Company and Noteholder shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transaction contemplated hereby; provided, however, that any third-party costs and expenses required to be paid, reimbursed or advanced pursuant to the transfer documents, if any, shall be deemed to be costs and expenses of the Company.

7.6 Notices. All notices, requests and other communications under this Agreement to a Party will be in writing and will be deemed given (a) on the Business Day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (b) on the Business Day following the Business Day of sending, if delivered by nationally recognized overnight courier, or (c) on the third (3rd) Business Day following the Business Day of sending, if mailed by registered or certified mail return receipt requested, in each case to such Party at its address (or number) set forth below or such other address (or number) as the Party may specify by notice to the other Party.

If to Noteholder:

Wood River Capital, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Koch Disruptive Technologies, LLC

4111 East 47th Street North

Wichita, Kansas 67220

Attention: President; General Counsel

With a copy (which shall not constitute notice) to:

Jones Day LLP

250 Vesey Street

New York, New York 10281

Attention: Peter E. Devlin

Email: pdevlin@jonesday.com

If to The Company:

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Attention: Virginia Johnson, Chief Legal Officer, General Counsel and Corporate Secretary

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: John Rudy

Email: jrudy@mintz.com

7.7 Specific Performance.

(a) Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this Agreement. Accordingly, each Party will be entitled to injunctive relief to prevent any such breach, and to specifically enforce the terms and provisions of this Agreement without the necessity of posting bond or other security against it or proving damages, including specific performance of such covenants, promises or agreements or an order enjoining a Party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement. The rights set forth in this Section 7.7 will be in addition to any other rights which a Party may have at law or in equity pursuant to this Agreement.

(b) Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Company or Noteholder, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Company or Noteholder, as applicable, under this Agreement all in accordance with the terms of this Section 7.7.

7.8 Entire Understanding; No Third-Party Beneficiaries. This Agreement and the Assignment and Transfer Documents, together set forth the entire understanding of the Parties relating to the subject matter of this Agreement and supersede all contemporaneous understandings and prior agreements, written or oral, among the Parties with respect to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Assignment and Transfer Documents, the provisions of this Agreement shall prevail. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any Party in entering into this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by a Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment in violation of this Section 7.09 will be void, except for the following assignment which shall not require any consent and will not be void: assignment to an affiliate of either Party (provided that such Party remains liable jointly and severally with its assignee affiliate for the assigned obligations to the other Party). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each Party to this Agreement and its successors and permitted assigns.

7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original and all of which, when taken together, will constitute one Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.11 Severability. If any of the provisions of this Agreement is found to be in violation of law or unenforceable for any reason, then (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.12 No Presumption. The Parties agree that this Agreement was negotiated fairly between them at arm’s length and that the final terms of this Agreement are the product of their negotiations. Each Party represents and warrants that it has sought and received experienced legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a Party on the grounds that such Party drafted or was more responsible for drafting the provisions.

7.13 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, and the obligations, rights and remedies of each Party shall be determined in accordance with such laws.

(b) Each Party consents to process being served by the other Party in any action by delivery of a copy thereof in accordance with the provisions of Section 7.6; provided, however, that such service will not be effective until the actual receipt thereof by the Party being served.

(c) EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION REGARDING THIS AGREEMENT OR ANY PROVISION HEREOF.

7.14 Damages. Neither Party shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

7.15 Interpretation.

(a) As used in this Agreement, references to:

(i) the words “hereby”, “hereof”, “herein”, “hereunder” or words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(ii) all references to “$”, “USD” and any currency amounts are in U.S. Dollars unless otherwise specified.

(b) Wherever this Agreement requires a Party to take an action, the requirement constitutes an undertaking by the Party to cause its subsidiaries, and to use its commercially reasonable efforts to cause its other Affiliates, to take appropriate action in connection therewith.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.

(d) The various captions and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties named below have caused this Agreement to be duly executed, all as of the day and year first above written.

NOTEHOLDER:
WOOD RIVER CAPITAL, LLC

By:	/s/ Matthew J. Orr
Name: Orr, Matthew J.
Title: President and Manager

THE COMPANY:
ASPEN AEROGELS, INC.

By:	/s/ Donald Young
Name: Donald Young
Title: President and Chief Executive Officer

[Signature Page to Note Purchase and Sale Agreement]